Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 9, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Hanesbrands Inc.’s Annual Report on Form 10-K for the year ended January 2, 2010. We also consent to the references to us under the headings “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Greensboro, North Carolina
December 10, 2010